Exhibit 99.1

Ambarella, Inc. Announces Second Quarter Fiscal Year 2024 Financial Results

August 29, 2023 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI semiconductor company, today announced financial results for its second quarter of fiscal year 2024 ended July 31, 2023.

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Revenue for the second quarter of fiscal 2024 was $62.1 million, down 23% from $80.9 million in the same period in fiscal 2023. For the six months ended July 31, 2023, revenue was $124.3 million, down 27% from $171.2 million for the six months ended July 31, 2022.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of fiscal 2024 was 61.9%, compared with 63.1% for the same period in fiscal 2023. For the six months ended July 31, 2023, GAAP gross margin was 61.1%, compared with 62.9% for the six months ended July 31, 2022.

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GAAP net loss for the second quarter of fiscal 2024 was $31.2 million, or loss per diluted ordinary share of $0.79, compared with GAAP net loss of $23.7 million, or loss per diluted ordinary share of $0.62, for the same period in fiscal 2023. GAAP net loss for the six months ended July 31, 2023 was $67.1 million, or loss per diluted ordinary share of $1.70. This compares with GAAP net loss of $34.5 million, or loss per diluted ordinary share of $0.91, for the six months ended July 31, 2022.

Financial results on a non-GAAP basis for the second quarter of fiscal 2024 are as follows:

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Gross margin on a non-GAAP basis for the second quarter of fiscal 2024 was 64.6%, compared with 64.5% for the same period in fiscal 2023. For the six months ended July 31, 2023, non-GAAP gross margin was 63.8%, compared with 64.2% for the six months ended July 31, 2022.

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Non-GAAP net loss for the second quarter of fiscal 2024 was $6.0 million, or loss per diluted ordinary share of $0.15. This compares with non-GAAP net income of $7.6 million, or earnings per diluted ordinary share of $0.20, for the same period in fiscal 2023. Non-GAAP net loss for the six months ended July 31, 2023 was $12.1 million, or loss per diluted ordinary share of $0.31. This compares with non-GAAP net income of $24.7 million, or earnings per diluted ordinary share of $0.63, for the six months ended July 31, 2022.

Based on information available as of today, Ambarella is offering the following guidance for the third quarter of fiscal year 2024, ending October 31, 2023:

•	Revenue is expected to be $50.0 million plus or minus 4%.

•	Gross margin on a non-GAAP basis is expected to be between 62.0% and 64.0%.

•	Operating expenses on a non-GAAP basis are expected to be between $46.0 million and $49.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and acquisition-related costs adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. Non-GAAP financial information also excludes the impact of the release of a valuation allowance on certain deferred tax assets. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the second quarter of fiscal 2024 was $216.5 million, compared with $227.4 million at the end of the prior quarter and $197.9 million at the end of the same quarter a year ago.

“The near-term environment is very challenging, as customers are now more aggressively reducing their inventory, and we are now seeing some pockets of weak end-market demand, which further complicates our customers’ efforts to reduce their inventory. We anticipate our customers’ inventory levels will normalize by the end of the year and set us up for a return to growth in the next fiscal year,” said Fermi Wang, President and CEO. “Our mid to long-term outlook for our AI inference processor business remains positive. Our R&D is focused on technology and products targeting more sophisticated AI inference workloads, and we are well established having shipped more than 17 million AI inference processors cumulatively.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Brian White, Chief Financial Officer, to discuss the second quarter of fiscal year 2024 results. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human vision and edge AI applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving and robotics applications. Ambarella’s low-power systems-on-chip (SoCs) offer high-resolution video compression, advanced image and radar processing, and powerful deep neural network processing to enable intelligent perception, fusion and planning. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the third quarter of fiscal year 2024 ending October 31, 2023, and the comments of our CEO relating to near-term challenges associated with our customer efforts to reduce inventory and pockets of weak end-market demand, our anticipated future return to revenue growth and the mid to long-term outlook for our AI inference processor business. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, global economic and political conditions, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our customers’ ability to manage their inventory requirements; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for AI computer vision applications; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision and AI functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; risks associated with global health conditions and associated risk mitigation measures; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2023 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the second fiscal quarter ended July 31, 2023 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the second quarter of fiscal year 2024, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the third quarter of fiscal year 2024, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenue	$62,121	$80,884	$124,263	$171,189
Cost of revenue	23,659	29,820	48,282	63,578

Gross profit	38,462	51,064	75,981	107,611

Operating expenses:
Research and development	54,917	52,338	109,358	99,028
Selling, general and administrative	18,884	18,914	37,504	39,269

Total operating expenses	73,801	71,252	146,862	138,297
Loss from operations	(35,339)	(20,188)	(70,881)	(30,686)
Other income (expense), net	737	(26)	2,023	60

Loss before income taxes	(34,602)	(20,214)	(68,858)	(30,626)
Provision (benefit) for income taxes	(3,404)	3,436	(1,758)	3,846

Net loss	$(31,198)	$(23,650)	$(67,100)	$(34,472)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.79)	$(0.62)	$(1.70)	$(0.91)

Diluted	$(0.79)	$(0.62)	$(1.70)	$(0.91)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	39,736,704	38,258,341	39,538,748	37,986,839

Diluted	39,736,704	38,258,341	39,538,748	37,986,839

The following tables present details of stock-based compensation and acquisition-related costs included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$885	$362	$1,826	$711
Research and development	18,550	17,883	36,911	35,034
Selling, general and administrative	8,687	8,664	16,650	18,205

Total stock-based compensation	$28,122	$26,909	$55,387	$53,950

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

	(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$757	$757	$1,514	$1,514
Research and development	—	—	—	—
Selling, general and administrative	520	522	1,040	1,058

Total acquisition-related costs	$1,277	$1,279	$2,554	$2,572

The difference between GAAP and non-GAAP gross margin was 2.7% and 1.4%, or $1.6 million and $1.1 million, for the three months ended July 31, 2023 and July 31, 2022, respectively. The difference between GAAP and non-GAAP gross margin was 2.7% and 1.3%, or $3.3 million and $2.2 million, for the six months ended July 31, 2023 and July 31, 2022, respectively. The differences were due to the effect of stock-based compensation and the amortization of acquisition-related costs.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

	(unaudited)
GAAP net loss	$(31,198)	$(23,650)	$(67,100)	$(34,472)
Non-GAAP adjustments:
Stock-based compensation expense	28,122	26,909	55,387	53,950
Acquisition-related costs	1,277	1,279	2,554	2,572
Income tax effect	(4,237)	3,075	(2,904)	2,629

Non-GAAP net income (loss)	$(6,036)	$7,613	$(12,063)	$24,679

GAAP - diluted weighted average shares	39,736,704	38,258,341	39,538,748	37,986,839
Non-GAAP - diluted weighted average shares	39,736,704	38,809,422	39,538,748	38,905,976
GAAP - diluted net loss per share	$(0.79)	$(0.62)	$(1.70)	$(0.91)
Non-GAAP adjustments:
Stock-based compensation expense	0.71	0.71	1.40	1.42
Acquisition-related costs	0.03	0.03	0.06	0.07
Income tax effect	(0.10)	0.08	(0.07)	0.07
Effect of Non-GAAP - diluted weighted average shares	—	—	—	(0.02)
Non-GAAP - diluted net income (loss) per share	$(0.15)	$0.20	$(0.31)	$0.63

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	July 31, 2023	January 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$122,515	$113,541
Marketable debt securities	93,997	93,322
Accounts receivable, net	30,158	51,987
Inventories	34,770	40,486
Restricted cash	8	8
Prepaid expenses and other current assets	5,199	5,288

Total current assets	286,647	304,632
Property and equipment, net	11,246	11,814
Deferred tax assets, non-current	22,184	19,276
Intangible assets, net	63,121	58,497
Operating lease right-of-use assets, net	6,626	8,339
Goodwill	303,625	303,625
Other non-current assets	2,795	4,012

Total assets	$696,244	$710,195

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	11,943	17,845
Accrued and other current liabilities	54,032	56,655
Operating lease liabilities, current	3,548	3,539
Income taxes payable	2,458	4,112
Deferred revenue, current	2,709	1,311

Total current liabilities	74,690	83,462
Operating lease liabilities, non-current	3,216	5,097
Other long-term liabilities	16,020	15,548

Total liabilities	93,926	104,107

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	18	18
Additional paid-in capital	635,844	572,076
Accumulated other comprehensive loss	(930)	(492)
Retained earnings (accumulated deficit)	(32,614)	34,486

Total shareholders’ equity	602,318	606,088

Total liabilities and shareholders’ equity	$696,244	$710,195

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com